Exhibit No. 10.32
INDEMNIFICATION AGREEMENT
FOR
DIRECTORS AND OFFICERS OF ARMSTRONG WORLD INDUSTRIES, INC.
This Agreement is made effective as of the [_______] day of [_______], [_______], by and between Armstrong World Industries, Inc., a Pennsylvania corporation (the “Corporation”) and referred to herein as the “Indemnitor”) and [director name] (the “Indemnitee”).
WHEREAS, it is essential to the Corporation that the Corporation retain and attract as directors and officers the most capable persons available; and
WHEREAS, Indemnitee is an officer and/or a member of the Board of Directors of the Corporation and in that capacity is performing a valuable service for the Corporation; and
WHEREAS, the Indemnitor has purchased and maintains one or more policies of Directors and Officers Liability Insurance (“D & O Insurance”) covering certain liabilities which may be incurred by directors and officers in their performance of services for the Corporation; and
WHEREAS, there is concern over the continued adequacy and reliability of D & O Insurance protection available to corporate directors and officers; and
WHEREAS, the Corporation has provisions in both its Articles of Incorporation and its Bylaws (together referred to herein as the “Bylaw”) which provide for indemnification of and advancement of expenses to the officers and directors of the Corporation to the full extent permitted by law, and the Bylaw and the applicable indemnification statutes of the Commonwealth of Pennsylvania provide that they are not exclusive; and
WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to induce and retain Indemnitee’s service to the Corporation, the increasing difficulty in obtaining satisfactory D & O Insurance coverage, and Indemnitee’s reliance on the Bylaw, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Bylaw will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Bylaw or any change in the composition of the Corporation’s Board of Directors or acquisition transaction relating to the Corporation), the Indemnitor wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law on the date hereof and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Indemnitor’s D & O Insurance policies.
NOW, THEREFORE, in consideration of the premises and of Indemnitee agreeing to serve or continuing to serve the Corporation directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Indemnity of Indemnitee.
(a) The Indemnitor shall hold harmless and indemnify the Indemnitee against any and all reasonable expenses, including attorneys’ fees, and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by Indemnitee in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter “a proceeding”) and whether or not by or in the right of the Corporation or otherwise, to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving as director, officer, trustee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or the Armstrong Foundation, whether the basis of such proceeding is alleged action in an official capacity, or in any other capacity while serving, as a director, officer, trustee or representative, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; provided, however, that the Indemnitor shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee (other than a proceeding to enforce the Indemnitee’s rights to indemnification under this Agreement or otherwise) prior to a Change of Control, as defined in Section 2(e), only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
(b) Subject to the foregoing limitation concerning certain proceedings initiated by the Indemnitee prior to a Change of Control, the Indemnitor shall pay the expenses (including attorneys’ fees) incurred by Indemnitee in connection with any proceeding in advance of the final disposition thereof promptly after receipt by the Indemnitor of a request therefor stating in reasonable detail the expenses incurred or to be incurred.

(c) If a claim under paragraph (a) or (b) of this section is not paid in full by the Indemnitor within forty-five (45) days after a written claim has been received by the Corporation, the Indemnitee may, at any time thereafter, bring suit against the Indemnitor to recover the unpaid amount of the claim. The burden of proving that indemnification or advances are not appropriate shall be on the Indemnitor. The Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim to the extent he or she is successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses. The Indemnitor shall pay such fees and expenses in advance of the final disposition of such action on the terms and conditions set forth in Section 1(b).
2. Maintenance of Insurance and Funding.
(a) The Indemnitor represents that as of the present date, it has in force and effect one or more policies of D & O Insurance (the “Insurance Policies”), providing a minimum of $75,000,000 in coverage. Subject only to the provisions of Section 2(b) hereof, the Indemnitor agrees that, so long as Indemnitee shall continue to serve as an officer or director of the Corporation (or shall continue to serve as a director, officer, trustee or representative of another Armstrong corporation, partnership, joint venture, trust, foundation or other enterprise, including service with respect to an employee benefit plan) and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or contemplated action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation (or served in any of said other capacities), except as indicated in (b) below, the Indemnitor shall purchase and maintain in effect for the benefit of Indemnitee a binding and enforceable policy or policies of D & O Insurance providing coverage at least comparable to that provided pursuant to the Insurance Policies.
(b) The Corporation shall not be required to maintain said policy or policies of D & O Insurance in effect if, in the reasonable business judgment of the then directors of the Corporation (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance or (iii) said insurance is not otherwise reasonably available; provided however, that in the event those directors make such a judgment, the Indemnitor shall purchase and maintain in force a policy or policies of D & O Insurance in the amount and with such coverage as such directors determine to be reasonably available.

Notwithstanding the general provisions of this Section 2(b), following a Change of Control, any decision not to maintain any policy or policies of D & O Insurance or to reduce the amount or coverage under any such policy or policies shall be effective only if there are “disinterested directors” (as defined in Section 2(e) hereof) and shall require the concurrence of a majority of such “disinterested directors.”
(c) If and to the extent the Indemnitor, acting under Section 2(b), does not purchase and maintain in effect the policy or policies of D & O Insurance described in Section 2(a), the Indemnitor shall indemnify and hold harmless the Indemnitee to the full extent of the coverage which would otherwise have been provided by such policies. The rights of the Indemnitee hereunder shall be in addition to all other rights of Indemnitee under the remaining provisions of this Agreement.
(d) In the event of a Potential Change of Control or if and to the extent the Indemnitor is not required to maintain in effect the policy or policies of D & O Insurance described in Section 2(a) pursuant to the provisions of Section 2(b), the Indemnitor shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time, upon written request by Indemnitee, shall fund such Trust in an amount sufficient to pay any and all expenses, including attorneys’ fees, and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf for which the Indemnitee is entitled to indemnification or with respect to which indemnification is claimed, reasonably anticipated or proposed to be paid in accordance with the terms of this Agreement or otherwise; provided that in no event shall more than $100,000 be required to be deposited in any Trust created hereunder in excess of the amounts deposited in respect of reasonably anticipated expenses, including attorneys’ fees. The amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Person whose determination shall be final and conclusive. The Reviewing Person shall have no liability to the Indemnitee for his or her decisions hereunder. The terms of the Trust shall provide that upon a Change of Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the Trust shall advance, within two business days of a request by the Indemnitee, any and all expenses, including attorneys’ fees, to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Indemnitor under Section 5 of this Agreement), (iii) the Trust shall continue to be funded by the Indemnitor in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Indemnitor upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and acceptable to and approved of by the Indemnitor.
(e) For the purposes of this Agreement:
(i) a “Change of Control” shall occur if, after the date hereof, (A) any person acquires “beneficial ownership” of more than 28% of the then outstanding “voting stock” of the Corporation and within five years thereafter, “disinterested directors” no longer constitute at least a majority of its entire Board of Directors or (B) there shall occur a “business combination” with an “interested shareholder” not approved by a majority of the “disinterested directors”.
(ii) a “Potential Change of Control” shall occur if (A) the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (B) any person publicly announces a tender offer or comparable action which if consummated would constitute a Change of Control; (C) any person (other than the Armstrong Asbestos Personal Injury Trust, a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation acting in such capacity or a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting stock increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (D) the Board of the Corporation adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change of Control has occurred.
(iii) a “Reviewing Person” means any appropriate person or body consisting of a member or members of the Corporation’s Board of Directors or any other person or body appointed by that Board which, following a Change of Control, shall require the concurrence of a majority of the “disinterested directors” or shall be independent legal counsel approved and accepted by the Indemnitee who is not a party to the particular claim for which Indemnitee is seeking indemnification.
(iv) a “Business Combination” means (A) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or with (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; (B) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder and/or any Affiliate or Associate of any Interested Shareholder of all or a Substantial Part of the assets of the corporation or any Subsidiary thereof; (C) the issuance, exchange, sale, or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder and/or any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities, or other consideration (or a combination thereof) having an aggregate Fair Market Value of, equal to or in excess of a Substantial Part of the assets of the Corporation; (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly owned by an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder.
(v) a “person” means any individual, firm, corporation, or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Voting Stock of the Corporation.
(vi) an “Interested Shareholder” at any particular time means any person (other than the Corporation or any Subsidiary and other than any profit sharing, employee stock ownership, or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is at such time the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding Voting Stock; (B) was at any time within the two-year period immediately prior to such time the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the then outstanding Voting Stock; or (C) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.
(vii) a person shall be a “beneficial owner” of any shares of Voting Stock (A) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement, or understanding; or (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.
(viii) For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Shareholder immediately preceding but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.
(ix) an “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 2006 (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation).

(x) a “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
(xi) a “Disinterested Director” means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a representative of, an Interested Shareholder and who was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder or became a member subsequently to fill a vacancy created by an increase in the size of the Board of Directors and did receive the favorable vote of a majority of the Disinterested Directors in connection with being nominated for election by the shareholders to fill such vacancy or in being elected by the Board of Directors to fill such vacancy, and any successor of a Disinterested Director who is unaffiliated with, and not a representative of, the Interested Shareholder and is recommended or elected to succeed a Disinterested Director by a majority of the disinterested directors then on the Board of Directors.
(xii) “Fair Market Value” means (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith with the approval of at least a majority of the Disinterested Directors in the determination made; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith with the approval of at least a majority of the Disinterested Directors in the determination made.

(xiii) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used herein shall include the shares of Common Stock and/or the shares of any class of outstanding Voting Stock retained by the holders of such shares.
(xiv) “Substantial Part” of the Corporation means more than ten percent (10%) of the fair market value of the total assets of the Corporation as of the end of its most recent fiscal quarter ending prior to the time the determination is made.
(xv) The term “Voting Stock” means all outstanding shares of capital stock of the Corporation entitled to vote in an annual election of directors.
(xvi) The term “beneficial owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 2006.
3. Continuation of Indemnity.
All agreements and obligations of the Indemnitor contained in this Agreement shall continue during the period the Indemnitee is a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director, officer, trustee or representative of another Armstrong corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan) and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or contemplated action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to herein.
4. Notification and Defense of Claim.
As soon as practicable after receipt by the Indemnitee of actual knowledge of any action, suit or proceeding the Indemnitee will notify the Indemnitor thereof, if a claim in respect thereof may be or is being made by the Indemnitee against the Indemnitor under this Agreement. With respect to any action, suit or proceeding as to which the Indemnitee has so notified the Indemnitor:
(a) The Indemnitor will be entitled to participate therein at its own expense; and

(b) Except as otherwise provided below, the Indemnitor may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After the Indemnitor notifies the Indemnitee of its election to so assume the defense, the Indemnitor will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, other than reasonable costs of investigation, including an investigation in connection with determining whether there exists a conflict of interest of the type described in (ii) of this paragraph, or as otherwise provided in this paragraph. The Indemnitee shall have the right to employ his or her counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after the Indemnitor notifies the Indemnitee of its assumption of the defense shall be at the expense of the Indemnitee unless (i) the Indemnitor authorizes the Indemnitee’s employment of counsel which, following a “Change of Control”, shall be effective if authorized by a majority of the “disinterested directors” (which terms are defined in Section 2(e)), although less than a quorum or majority of a quorum of the directors then in office; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense or (iii) the Indemnitor shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnitor. The Indemnitor shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Indemnitor or as to which the Indemnitee shall have made the conclusion described in (ii) of this paragraph.
(c) The Indemnitor shall not be obligated to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Indemnitor shall not settle any action or claim in any manner which would impose any penalty limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Indemnitor nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.
5. Undertaking to Repay Expenses.
In the event it shall ultimately be determined that the Indemnitee is not entitled under law to be indemnified for the expenses paid by the Indemnitor pursuant to Section 1(b) hereof or otherwise or was not entitled to be fully indemnified, the Indemnitee shall repay to the Indemnitor such amount of the expenses or the appropriate portion thereof, so paid or advanced.

6. Notice.
Any notice to the Corporation shall be directed to Armstrong World Industries, Inc., 2500 Columbia Avenue, Lancaster, Pennsylvania 17603, Attention: Secretary (or such other address as the Corporation shall designate in writing to the Indemnitee).
7. Enforcement.
In the event the Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement, the Indemnitor shall pay to the Indemnitee the fees and expenses incurred by the Indemnitee in bringing and pursuing such action to the extent the Indemnitee is successful, in whole or in part, on the merits or otherwise, in such action. The Indemnitor shall pay such fees and expenses in advance of the final disposition of such action on the terms and conditions set forth in Section 1(b).
8. Severability.
If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
9. Indemnification Under this Agreement Not Exclusive.
The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Incorporation of the Corporation or its bylaws, any other agreement, any vote of stockholders or directors, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office.
10. Primary Indemnitor.
The Corporation hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by a third party and affiliates (collectively, “Third-Party Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Articles of Incorporation or Bylaws of the Corporation (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Third-Party Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnittee has sought indemnification from the Corporation shall affect the foregoing and the Third-Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation and Indemnitee agree that the Third-Party Indemnitors are express third party beneficiaries of the term of this Section 10.
11. Miscellaneous.
(a) This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.
(b) This Agreement shall be binding upon the Indemnitee and jointly and severally upon the Corporation and its respective successors and assigns, and shall inure to the benefit of the Indemnitee, his or her heirs, executors, personal representatives and assigns and to the benefit of the Corporation and its respective successors and assigns. If the Corporation shall merge or consolidate with another corporation or shall sell, lease, transfer or otherwise dispose of all or substantially all of its assets to one or more persons or groups (in one transaction or series of transactions), (i) the Corporation shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, by agreement in form and substance satisfactory to the Indemnitee, to expressly assume all of the Indemnitor’s obligations under and agree to perform this Agreement, and (ii) the term “Corporation” whenever used in this Agreement shall mean and include any such successor or transferee.
(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both of the parties hereto.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ARMSTRONG WORLD INDUSTRIES, INC.

By:

Indemnitee		Title:
Schedule of Participating Directors
Armstrong World Industries, Inc. has entered into indemnification agreements with its directors including, James C. Melville and Edward E. Steiner.